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                                                                   EXHIBIT 10.2


                                OPTION FOR LEASE
                            MCH MEDICAL CENTER, LTD.

To:      Hans C. Mueller, Chairman and CEO
         Florida Coastline National Bank (In Organization)
         255 Palm Avenue
         Miami Beach, FL 33139

Dear Mr. Mueller:

         RE:   OPTION TO LEASE SPACE AT 8720 S.W. 88TH STREET, MIAMI, FLORIDA

         This Letter Agreement is intended to memorialize the agreement between Florida Coastline National Bank (In Organization) ("Coastline") and MCH Properties, Ltd. ("Landlord") providing for the grant herein of the option to lease commercial office space known as Suites B112/B114 and B115 (the "Premises") in the Lennar Medical Center, 8720 S.W. 88th Street, Miami, Florida from MCH Medical Center, Ltd. (the Landlord) pursuant to the terms and conditions provided herein:

         1. This Option shall be valid from and after January 1, 2002 until 5:00 p.m. EDT on May 31, 2002, unless extended pursuant to the terms hereof.

         2. This Option may be exercised by Coastline at any time prior to its expiration by Notice of Exercise sent by Coastline to Landlord stating that Coastline shall enter into the form of Lease attached hereto as Exhibit A for the Premises beginning upon a date specified therein which date shall not be later than the expiration date of this Option. The Premises shall mean:

                                    Suite B112/B114
                                    8720 S.W. 88th Street
                                    consisting of the western most space on the first floor of the building comprising approximately 3150 rentable square feet including 17% add-on factor

                                    Plus

                                    Suite B115
                                    8720 S.W. 88th Street
                                    Consisting of space adjacent to
                                    Suite B112/B114 immediately
                                    eastward on the first floor of the


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Mr. Hans C. Mueller
November 30, 2000
Page 2

                                    building comprising approximately 1,425
                                    rentable square feet including 17% add-on factor which space may not become available until May 31, 2002, at the latest.

         4. Coastline shall have obtained all necessary Federal and State of Florida approvals to operate as a commercial bank prior to exercising this Option, and all necessary Dade County Planning and Zoning approvals to operate on the premises shall have been obtained prior to occupancy by Coastline.

         5. Coastline shall pay to landlord the sum of $5,250.00 on the 1st day of each month during the term of this Option including any extension thereof in order to maintain this Option in force. Failure to make such payment within 10 days of its due date will allow Landlord to terminate this Option if payment is not made within 5 additional days thereafter after giving written notice thereof to Coastline.

         6. In addition to the Option payment set forth in Paragraph 5 above, Coastline shall pay to Landlord an additional Option payment for the adjacent 1,426 square feet in the amount of $2,377.00 when it becomes available.

         7. Coastline shall pay all applicable sales taxes due hereon, if any.

         8. Landlord and Coastline agree that Landlord shall be liable for no brokerage fees or commissions whatsoever related to the Premises.

         9. Upon exercise of this Option, the Landlord and Coastline shall confirm their respective entry into and execution of the attached Lease in the form of Exhibit A for the Premises which shall operate according to its terms except that the following terms shall apply:

                           a) The initial rental amount for the first year of the Lease shall be at the annual rate of $24.00 per square foot (4,576 sq. ft.), with annual standard C.P.I. increases thereafter;

                                    Immediately following the completion of the improvements for the leased space, the Tenant will provide an in-place measurement, which calculates the square footage from the outside face of walls on the common areas and the centerline of demising walls of the sub-leased premises. In the event the square footage varies from the said 4576 sq. ft. adjustments upward or downward as the case requires will be made.

                                    A 17% add on factor will be added to the total net rentable area.

                           b) If additional space is added at the time the annual rate will remain $24.50. per square foot.

                           c) The rent applicable to the first month of the lease shall be waived by Landlord;

                           d) The Lease shall be for full services, including, electricity, maintenance, cleaning, etc.;



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Mr. Hans C. Mueller
November 30, 2000
Page 3
                           e) The Lease term shall be for 5 years from its initial date after exercise and shall include an additional Option by the Tenant to lease the Premises for an additional 5 year term; thus totaling ten (10) years;

                           f) The lease shall provide that no less than five (5) parking spaces in the front of the entrance to the Premises shall be designated "Bank Customers Only", although Landlord shall not be obligated to monitor compliance regarding such designations; and

                           g) Coastline shall be entitled to erect signage at its cost on the exterior of the building; subject to Landlord's approval.


Agreed by:                                 Agreed by:

FLORIDA COASTLINE                          MCH MEDICAL CENTER, LTD.
NATIONAL BANK (IN ORGANIZATION)

                                           BY: MCH PROPERTIES, INC., AS SOLE
                                               GENERAL PARTNER

By: /s/ Hans C. Mueller                    By: /s/ Mario E. Henriquez
    -----------------------                    -------------------------------
       Hans C. Mueller                           Mario E. Henriquez     12/18/01
       Chairman & CEO                            President